As filed with the Securities and Exchange Commission on March 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JUNO THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	46-3656275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

307 Westlake Avenue North, Suite 300

Seattle, WA 98109

(Address of Principal Executive Offices) (Zip Code)

2014 EQUITY INCENTIVE PLAN

2014 EMPLOYEE STOCK PURCHASE PLAN

(Full title of plans)

Hans E. Bishop

President and Chief Executive Officer

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Name and address of Agent for Service)

(206) 582-1600

(Telephone Number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Michael Nordtvedt Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 (206) 883-2500	Bernard J. Cassidy Zachary D. Hale Office of the General Counsel 307 Westlake Avenue North, Suite 300 Seattle, Washington 98109 (206) 582-1600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
—Reserved for issuance under the 2014 Equity Incentive Plan	3,617,054(3)	$49.57(5)	$179,297,367	$20,835
—Reserved for issuance under the 2014 Employee Stock Purchase Plan	1,356,395(4)	$42.1345(6)	$57,151,026	$6,641
TOTAL:	4,973,449		$236,448,393	$27,476

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.
(2)	For the sole purpose of calculating the registration fee, the amount to be registered under this Registration Statement has been broken down into two subtotals.
(3)	Represents 3,617,054 additional shares of common stock available for issuance as a result of the annual evergreen increase pursuant to the 2014 Plan.
(4)	Represents 1,356,395 additional shares of common stock available for issuance as a result of the annual evergreen increase pursuant to the 2014 ESPP.
(5)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $49.57, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on March 12, 2015.
(6)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of 85% of $49.57, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on March 12, 2015. Pursuant to the 2014 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are granted, exercised and/or vest.

JUNO THERAPEUTICS, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the common stock of Juno Therapeutics, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) and 2014 Employee Stock Purchase Plan (the “2014 ESPP”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 19, 2014 (File No. 333-201067) (the “Previous Form S-8”), including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 19, 2015;

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36781) filed with the Commission on December 10, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The Exhibit Index to this Registration Statement is incorporated herein by reference as the list of exhibits required as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 18th day of March, 2015.

JUNO THERAPEUTICS, INC.

By:	/s/ Hans E. Bishop
Name: Hans E. Bishop
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hans E. Bishop, Steven D. Harr and Bernard J. Cassidy, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 of Juno Therapeutics, Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hans E. Bishop Hans E. Bishop	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2015

/s/ Steven D. Harr Steven D. Harr	Chief Financial Officer and Head of Corporate Development (Principal Accounting and Financial Officer)	March 18, 2015

/s/ Howard H. Pien Howard H. Pien	Chairman of the Board	March 18, 2015

/s/ Hal V. Barron Hal V. Barron	Director	March 18, 2015

/s/ Anthony B. Evnin Anthony B. Evnin	Director	March 18, 2015

/s/ Richard Klausner Richard Klausner	Director	March 18, 2015

/s/ Robert T. Nelsen Robert T. Nelsen	Director	March 18, 2015

/s/ Marc Tessier-Lavigne Marc Tessier-Lavigne	Director	March 18, 2015

/s/ Mary Agnes Wilderotter Mary Agnes Wilderotter	Director	March 18, 2015

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-200293	4.2	December 9, 2014

4.2	2014 Equity Incentive Plan	S-1/A	333-200293	10.22	December 9, 2014

4.3	Form of Restricted Stock Unit Agreement under the 2014 Equity Incentive Plan	S-1/A	333-200293	10.23	December 9, 2014

4.4	Form of Stock Option Grant Notice and Option Agreement under the 2014 Equity Incentive Plan	S-1/A	333-200293	10.24	December 9, 2014

4.5	2014 Employee Stock Purchase Plan	S-1/A	333-200293	10.25	December 9, 2014

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)